UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2020

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	333-48123	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida		33131
(Address of principal executive offices)		(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HCKT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2020, The Hackett Group, Inc. (the “Company”) entered into Amendment No. 2 to Second Amended and Restated Credit Agreement (the “Amendment”), which amends the Company’s existing Second Amended and Restated Credit Agreement, dated as of May 9, 2016, with Bank of America, N.A., as lender (the “Credit Agreement”), in relation to a revolving credit facility in an aggregate available principal amount of $45 million.

The Amendment, among other things, (i) extends the maturity date of the revolving credit facility from May 9, 2021 to November 30, 2022, (ii) increases the interest rate payable on outstanding loans in respect of the revolving credit facility by an additional per annum rate of 0.50% and (iii) modifies the definition of the “Eurodollar Rate” to add a minimum Eurodollar Rate floor of 0.75%.

Except as amended by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect. The preceding description of the Amendment is a summary and is qualified in its entirety by the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to Second Amended and Restated Credit Agreement, dated April 3, 2020, among The Hackett Group, Inc., the material domestic subsidiaries of The Hackett Group, Inc. named on the signatures pages thereto, and Bank of America, N.A., as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: April 3, 2020	By:	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer